Exhibit 99.1

Investor Update – December 17, 2010

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our subsidiaries Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon).  Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items.  The most directly comparable GAAP measure is total operating expense per available seat mile.  However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing unaudited information about fuel price movements and the impact of our hedging program on our financial results.  Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period.  Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information

This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements.  For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.   Some of these risks include current economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes.  All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES – MAINLINE

November 2010 Statistics
	November 2010	Change Y-O-Y		QTD 2010	Change Y-O-Y
Capacity (ASMs in millions)	2,035	9.9%		4,101	9.5%
Traffic (RPMs in millions)	1,708	15.5%		3,399	15.7%
Revenue passengers (000s)	1,350	10.9%		2,702	10.4%
Load factor*	83.9%	4.1	pts	82.9%	4.5	pts
RASM (cents)	12.47	5.1%		12.16	6.0%
Passenger RASM (cents)	11.19	6.6%		10.85	6.2%
Raw fuel cost/gal.	$2.57	16.2%		$2.51	17.5%
Economic fuel expense/gal.	$2.57	11.6%		$2.52	12.3%
*percentage of available seats occupied by fare-paying passengers

Forecast Information
	Forecast Q4 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
Capacity (ASMs in millions)	6,230	10%	24,430	5.5%
Cost per ASM excluding fuel and special items (cents)*	7.80 - 7.90	(7)% – (8)%	7.86 – 7.88	(5)%
Fuel Gallons (000,000)	81	8%	319	5%
Economic fuel cost per gallon**	$2.57	14%	$2.37	16%

* For Alaska, our forecasts of mainline cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results.  The decrease in mainline non-fuel unit cost guidance compared to our prior guidance on November 16, 2010 is due to lower estimated fourth quarter operating expenses, primarily maintenance.

** Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Our economic fuel cost per gallon estimate for the fourth quarter includes the following per-gallon assumptions:  crude oil cost – $2.02 ($85 per barrel); refining margin – 38 cents; taxes and fees – 15 cents; cost of settled hedges – 2 cents.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)
	December	January	February
Point Change Y-O-Y	+2.0 pts	+1.0 pt	-0.5 pts
* Percentage point change compared to the same point in time last year.

Tentative Agreement with the International Association of Machinists and Aerospace Workers
Alaska Airlines and the International Association of Machinists and Aerospace Workers have reached a tentative agreement on a proposed three-year contract for the carrier’s 2,600 clerical, office and passenger service employees.  The agreement includes a signing bonus to be paid in 2011 and inclusion into Alaska Air Group’s performance-based pay incentive program. The addition of these employees into the PBP incentive program will add approximately $3.5 million to fourth quarter costs which are included in the above unit cost guidance.

ALASKA – PURCHASED CAPACITY

Alaska has Capacity Purchase Agreements (CPA) with Horizon for certain routes and with a third party for service between Anchorage and Dutch Harbor, AK.

November 2010 Statistics
The following data represents only the Horizon CPA flying as that flying represents approximately 95% of the total purchased capacity.
	November 2010	Change Y-O-Y		QTD 2010	Change Y-O-Y
Capacity (ASMs in millions)	117	0.1%		240	1.3%
Traffic (RPMs in millions)	90	4.8%		184	5.8%
Load factor*	76.9%	3.5	pts	76.7%	3.3	pts
Yield (cents)	28.90	3.4%		28.09	2.5%
Passenger RASM (cents)	22.22	8.3%		21.53	7.0%
* Percentage of available seats occupied by fare-paying passengers

Forecast Information (Horizon CPA)
	Forecast Q4 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
Capacity (ASMs in millions)	365	2%	1,440	5%
Cost per ASM (cents)*	19.8	(1.5)%	19.6	(0.2)%
* Costs associated with the Horizon CPA agreement represent the amount paid by Alaska to Horizon for flights operated under that agreement and are eliminated in consolidation.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)
	December	January	February
Point Change Y-O-Y	+1.0 pt	-1.0 pt	-2.0 pts
* Percentage point change compared to the same point in time last year.

HORIZON AIR

November 2010 Statistics (includes brand and CPA flying)
	November 2010	Change Y-O-Y		QTD 2010	Change Y-O-Y
Capacity (ASMs in millions)	250	(6.8)%		511	(6.1)%
Traffic (RPMs in millions)	190	(2.0)%		387	(2.8)%
Revenue passengers (000s)	547	1.3%		1,110	-
Load factor*	76.3%	3.7	pts	75.6%	2.6	pts
System RASM (cents)	22.20	5.8%		21.51	4.5%
Passenger RASM – brand flying (cents)	23.56	11.4%		22.52	9.0%
Raw fuel cost/gal.	$2.58	13.0%		$2.53	14.9%
Economic fuel expense/gal.	$2.58	8.5%		$2.54	9.9%
*percentage of available seats occupied by fare-paying passengers

Line-of-Business Information
Horizon’s line-of-business traffic and revenue information is presented below.  In CPA arrangements, Alaska assumes the market revenue risk and pays Horizon an agreed-upon rate based on capacity.  As a result, yield and load factor information is not presented.  Horizon bears the revenue risk in its brand flying markets. Revenue from the Alaska CPA is eliminated in consolidation.  Beginning January 1, 2011, all of Horizon’s flying will be under the CPA agreement with Alaska. The actual passenger revenue generated on CPA flights is noted in the Alaska – Purchased Capacity section on page 3.

October and November 2010
	Capacity Mix			Load Factor			Yield			RASM
	Actual (000s)	Change Y-O-Y	Current %Total	Actual	Change Y-O-Y		Actual		Change Y-O-Y	Actual		Change Y-O-Y
Brand	271	(11.8)%	53%	74.6%	2.0	pts	30.19	¢	6.1%	23.23	¢	9.4%
Alaska CPA	240	1.3%	47%	NM	NM		NM		NM	19.56	¢	(0.9)%
Total	511	(6.1)%	100%	75.6%	2.6	pts	27.96	¢	0.7%	21.51	¢	4.5%

NM = Not Meaningful

HORIZON AIR – (continued)

Forecast Information (includes brand and CPA flying)
	Forecast Q4 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
System-wide capacity (ASMs in millions)*	775	(6)%	3,235	(2)%
Cost per ASM excluding fuel and special items (cents)**	16.65 – 16.75	5%	15.45 – 15.50	1%
Fuel gallons (in millions)	14	(10)%	57	(5)%
Economic fuel cost per gallon***	$2.61	13%	$2.41	17%

* Capacity includes brand flying and CPA flying for Alaska.  Brand capacity is expected to decline approximately 11% and 7% in the fourth quarter and full-year of 2010, respectively, compared to the prior-year period.

** For Horizon, our forecast of cost per ASM excluding fuel and other items is based on forward-looking estimates, which will likely differ significantly from actual results. The increase in unit cost from our prior cost guidance on November 16, 2010 is due to the higher costs associated with the ratification of Horizon's pilots and mechanics collective bargaining agreements as discussed below.

*** Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates.  Our economic fuel cost per gallon estimate for the fourth quarter includes the following per-gallon assumptions:    crude oil cost – $2.02 ($85 per barrel); refining margin – 38 cents; taxes and fees – 19 cents; cost of settled hedges – 2 cents.

Changes in Advance Booked Load Factors – Brand Flying (percentage of ASMs that are sold)*
	December	January	February
Point Change Y-O-Y	+2.0 pts	N/A**	N/A**
* Percentage point change compared to the same point in time last year.
** All of Horizon’s flying will be under the CPA agreement with Alaska beginning January 1, 2011.

Pilot Agreement Ratified
As previously disclosed, Horizon’s pilots ratified a new five-year collective bargaining agreement on December 1, 2010. The agreement includes a signing bonus and inclusion into Alaska Air Group’s performance-based pay incentive program which will add approximately $6 million to fourth quarter costs.  The above cost guidance includes these costs.

Mechanics Agreement Ratified
Horizon’s aircraft technicians have ratified a new four-year collective bargaining agreement.  The agreement includes inclusion into Alaska Air Group’s performance-based pay incentive program and will add approximately $1 million to fourth quarter costs.  The above cost guidance includes these costs.

AIR GROUP – CONSOLIDATED

November 2010 Statistics
	November 2010	Change Y-O-Y		QTD 2010	Change Y-O-Y
Capacity (ASMs in millions)*	2,291	7.8%		4,623	7.4%
Traffic (RPMs in millions)*	1,901	13.4%		3,792	13.5%
Revenue passengers (000s)*	1,897	8.0%		3,812	7.2%
Load factor*	83.0%	4.2	pts	82.0%	4.4	pts
RASM (cents)	13.68	4.7%		13.32	5.0%
Passenger RASM (cents)	12.45	5.8%		12.10	5.39%
Economic fuel expense/gal.	$2.57	11.3%		$2.52	11.9%
* Statistics include Alaska mainline operations, Horizon brand flying, and all CPA flying.

Forecast Information
	Forecast Q4 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
Capacity (ASMs in millions)*	7,020	8%	27,730	4.5%
Cost per ASM excluding fuel and special items (cents)**	8.85 – 8.90	(6)% – (7)%	8.8 – 8.82	(3)% – (4)%
Fuel Gallons (000,000)	95	5%	375	3%
Economic fuel cost per gallon***	$2.58	14%	$2.38	16%
* Capacity forecast includes Alaska mainline operations, Horizon brand flying, and CPA flying.  Capacity for third-party CPA flying is expected to be approximately 15 million ASMs and 65 million ASMs for the fourth quarter and full-year 2010, respectively.
** Our forecast of cost per ASM excluding fuel is based on forward-looking estimates, which may differ from actual results.
*** Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates.

Nonoperating Expense
We expect that our consolidated nonoperating expense will be approximately $17million to $18million in the fourth quarter of 2010.

Share Repurchase
Through December 15, 2010, Air Group has repurchased 299,000 shares of its common stock for approximately $15.6 million under our existing $50 million repurchase program.  The program expires in June 2011.

Cash and Share Count
(in millions)	November 30, 2010	December 31, 2009
Cash and marketable securities	$1,343	$1,192
Common shares outstanding	36.088	35.591

AIR GROUP – (continued)

Capital Expenditures

Total expected gross capital expenditures for 2010 are as follows (in millions):

	Total 2010 Estimate*
	Aircraft-related	Non-aircraft	Total
Alaska	$126	$60	$186
Horizon	20	5	25
Air Group	$146	$65	$211

*Amounts exclude any proceeds from the sale of assets.

Firm Aircraft Commitments

The tables below reflect the current delivery schedules for firm aircraft as of November 30, 2010.

	Remainder of 2010	2011	2012	2013	2014	Beyond 2014	Total
Alaska (B737-800)	-	3	4	2	2	2	13
Horizon (Q400)*	-	8	-	-	-	-	8
Totals	-	11	4	2	2	2	21
* Horizon also entered into a short-term lease agreement for one Q400 in November that will be returned in May 2011.
Horizon has entered into an agreement to dispose of eight CRJ-700 aircraft in the first half of 2011 through either sublease or lease assignment to a third-party carrier.  We have also accelerated the delivery of the eight remaining Q400 aircraft on order to 2011 to coincide with the anticipated exit dates of the CRJ-700 aircraft.

In addition to the firm orders noted above, Alaska has options to acquire 38 additional B737-800s and Horizon has options to acquire 10 Q400s.

Projected Fleet Count
		Actual Fleet Count		Expected Fleet Activity
Alaska	Seats	Dec. 31, 2009	Nov. 30, 2010	Remaining 2010 Changes	Dec. 31, 20102	2011 Changes	Dec. 31, 20112	2012 Changes	Dec. 31, 20122
737-400F 1	---	1	1	---	1	---	1	---	1
737-400C 1	72	5	5	---	5	---	5	---	5
737-400	144	27	24	---	24	---	24	(3)	21
737-700	124	19	17	---	17	---	17	---	17
737-800	157	51	55	---	55	3	58	4	62
737-900	172	12	12	---	12	---	12	---	12
Totals		115	114	---	114	---	117	1	118
		Actual Fleet Count		Expected Fleet Activity
Horizon	Seats	Dec. 31, 2009	Nov. 30, 2010	Remaining 2010 Changes	Dec. 31, 20102	2011 Changes	Dec. 31, 20112	2012 Changes	Dec. 31, 20122
Q400 3	76	40	41	---	41	7	48	---	48
CRJ-700 4	70	18	13	---	13	(13)	---	---	---
Totals		58	54	---	54	(6)	48	---	48
1 F=Freighter; C=Combination freighter/passenger
2 The expected fleet counts at December 31, 2011 and 2012 are subject to change.
3 Horizon also entered into a short-term lease agreement for one Q400 in November that will be returned in May 2011.
4 We currently have an agreement to dispose of eight CRJ-700 aircraft in 2011.

AIR GROUP – (continued)

Future Fuel Hedge Positions*
	Approximate % of Expected Fuel Requirements	Weighted-Average Crude Oil Price per Barrel	Average Premium Cost per Barrel
Fourth Quarter 2010	50%	$83	$11
Remainder of 2010	50%	$83	$11
First Quarter 2011	50%	$87	$11
Second Quarter 2011	50%	$86	$10
Third Quarter 2011	50%	$86	$11
Fourth Quarter 2011	50%	$86	$11
Full Year 2011	50%	$86	$11
First Quarter 2012	43%	$86	$12
Second Quarter 2012	36%	$88	$13
Third Quarter 2012	31%	$90	$13
Fourth Quarter 2012	28%	$88	$13
Full Year 2012	34%	$88	$13
First Quarter 2013	17%	$87	$13
Second Quarter 2013	11%	$84	$15
Third Quarter 2013	6%	$86	$15
Full Year 2013	8%	$86	$14

*All of our future positions are call options, which are designed to effectively cap the cost of the crude oil component of our jet fuel purchases.  With call options, we benefit from a decline in crude oil prices, as there is no cash outlay other than the premiums we pay to enter into the contracts.

Additionally, we have used either fixed-price physical contracts or financial swaps to fix the refining margin component for approximately 50% fourth quarter 2010 estimated jet fuel purchases at an average price of 30 cents per gallons, 42% of our first quarter 2011 estimated purchases at an average price of 36 cents per gallon and 8% of our second quarter 2011 estimated purchases at an average price of 38 cents per gallon.